UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 16, 2007
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio		43058-3500

(Address of principal executive offices)		(Zip Code)
(740) 349-8451
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition
     On July 16, 2007, Park National Corporation (“Park”) issued a news release (the “News Release”) announcing earnings for the three months and the six months ended June 30, 2007. A copy of the News Release is included as Exhibit 99.1 and incorporated herein by reference.
Item 8.01 – Other Events
     In the News Release, Park also announced the declaration of a cash dividend and the extension of the stock repurchase authorization.
     On July 16, 2007, Park’s Board of Directors declared a $0.93 per share regular cash dividend, which will be paid on September 7, 2007 to shareholders of record on August 21, 2007.
     Additionally, the Board of Directors of Park granted management the authority to purchase up to an aggregate of 1,000,000 Park common shares over the three-year period ending July 15, 2010, in open market purchases or through privately negotiated transactions, to be held as treasury shares for general corporate purposes. This authorization is in addition to the previous authorization which remains in effect.
     On November 21, 2005, the Park Board of Directors granted management the authority to purchase up to an aggregate of 1,000,000 common shares for general corporate purposes over the three-year period ending November 20, 2008. As of July 16, 2007, Park has purchased 807,826 common shares under this authorization and 192,174 common shares remained authorized for purchase. Park has purchased 470,006 common shares under this authorization in 2007.
Item 9.01 – Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 16, 2007.
[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: July 16, 2007	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated July 16, 2007
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 16, 2007

4